CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated December 17, 2018, relating to the financial statements and financial highlights, which appear in T. Rowe Price Global Stock Fund’s and T. Rowe Price Global Growth Stock Fund’s (two of the funds constituting T. Rowe Price International Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 1, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated December 17, 2018, relating to the financial statements and financial highlights, which appear in T. Rowe Price Institutional Global Growth Equity Fund’s and T. Rowe Price Institutional Global Focused Growth Equity Fund’s (two of the funds constituting T. Rowe Price Institutional International Funds, Inc.) Annual Reports on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Statements” and “Documents Incorporated By Reference” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland

August 1, 2019